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                                                                    EXHIBIT 10.7


                            UNION ELECTRIC COMPANY

                        LONG TERM INCENTIVE PLAN OF 1995


        SECTION 1. PURPOSE. The purpose of this Long Term Incentive Plan of 1995 (the "Plan") of Union Electric Company (together with any successor thereto, the "Company") is (1) to increase incentive to enhance the value of the Company for the benefit of its customers and shareholders; (2) to encourage management to further develop an interest in the long-term growth and performance of the Company; and (3) to aid in the attraction and retention of qualified personnel.

        SECTION 2. DEFINITIONS. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

        "Award" means any Performance Award, Option, Stock Appreciation Right, Restricted Stock, Dividend Equivalent, or Other Stock-Based Award, or any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

        "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, including successor provisions thereto and regulations thereunder.

        "Committee" means the Human Resources Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that the Committee shall be constituted to permit the Plan to comply with Rule 16b-3 under the Exchange Act.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including successor provisions thereto and regulations thereunder.

        "Fair Market Value" means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sale price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report.






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        "Incentive Stock Option" means an Option that is designated as such by the Committee and meets the requirements of Section 422 of the Code.

        "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

        "Participant" means a person who, as an officer or employee of the Company or any Subsidiary, has been granted an Award under the Plan.

        "Rule 16b-3" means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        "Shares" means the Common Stock, $5.00 par value, of the Company and such other securities of the Company as may be substituted for Shares or such other securities pursuant to Section 10.

        "Subsidiary" means any company (other than the Company) with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

        "Year" means a calendar year.

        In addition to the foregoing, the terms "Performance Award", "Option", "Stock Appreciation Right", "Restricted Stock", "Dividend Equivalent" and "Other Stock-Based Award" shall mean as described in Section 6 of the Plan.

SECTION 3.  ADMINISTRATION.

        3.01. Authority of the Committee. The Plan shall be administered by the Committee on behalf of the Board. The Committee shall have full power to interpret the Plan, to establish, modify and grant waivers of Award restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it deems necessary or appropriate. All determinations by the Committee shall be final and binding upon all parties affected thereby.

        3.02. Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan. Only the Committee may select, and grant Awards to, Participants who are subject to
Section 16 of the Exchange Act.


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        SECTION 4. SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in the Plan, the total number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 2,500,000, which shall consist of Shares which have been authorized and issued and have been acquired by or on behalf of the Company or the Plan and are available for Awards under the Plan; provided that, if the Board shall hereafter so authorize, such Shares may consist of authorized and unissued Shares. Subject to the requirements of Rule 16b-3, the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award. To the extent permitted under Rule 16b-3, in the event that any Shares to which an Award relates are forfeited or the Award is settled or terminates without a distribution of Shares (whether or not cash, other
Awards, or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall again be available for Awards under the Plan.

        SECTION 5. ELIGIBILITY. Awards may be granted only to individuals who are officers or other employees (including employees who also are directors) of the Company or a Subsidiary; provided, however, that no Award shall be granted to any member of the Committee.

        SECTION 6. SPECIFIC TERMS OF AWARDS

        6.01. General. The Committee may grant Awards as described in this Section. The Committee shall determine who may participate in the Plan and the number and types of Awards to be made to each Participant and shall determine and set forth in the Award or the related Award Agreement the terms, conditions, performance requirements (if any) and limitations (which need not be limited to those referred to below) applicable to each Award. Awards may be granted singly, in combination or in tandem.

        6.02.   Performance Awards.   A Performance Award shall confer upon
the Participant a right to receive cash, Shares, other Awards, or the property contingent upon the achievement of performance goals specified by the Committee. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

        6.03.   Restricted Stock.   Restricted Stock shall confer upon the
Participant the right to receive Shares subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, forfeiture if such restrictions are not satisfied, limitations on the right to vote and limitations on the right to receive dividends), which restrictions may lapse at such times and under such circumstances as the Committee shall determine.

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        6.04.  Options.  An Option shall confer upon the Participant the right to purchase Shares, other Awards, or property, subject to the following terms and conditions:

               (i) Exercise Price. The exercise price per Share purchasable under an Option shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

               (ii) Time and Method of Exercise. The Committee shall determine the time during which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid and the methods by which Shares will be delivered to Participants. Options shall expire not later than ten years after the date of grant.

               (iii) Terms Applicable to Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the Option is granted) of Shares for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. The number of Shares that shall be available for Incentive Stock Options granted under the Plan is limited to 500,000. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

               (iv) Limitation on Re-Pricing and Replacement. No Option shall provide by its terms for the re-setting of its exercise price, or for its replacement, in whole or in part, upon its exercise or expiration; provided that the foregoing shall not limit the authority of the Committee to grant additional Options in any such event or circumstance.

        6.05. Stock Appreciation Rights. A Stock Appreciation Right shall confer upon the Participant a right to receive the excess of (A) the Fair Market Value of one Share on the date of exercise (or, except in the case of a Stock Appreciation Right related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right, which shall be not less than the Fair Market Value of one Share on the date of grant. A Stock Appreciation Right may be granted as a Limited Stock Appreciation Right which may be exercised only upon the occurrence of a Change of Control. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

        6.06. Dividend Equivalents. A Dividend Equivalent shall confer upon the Participant a right to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

        6.07. Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan.


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        SECTION 7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

        7.01. Certain Performance-Based Awards. The Committee may provide in any Award Agreement that Performance Awards, including Restricted Stock and other Awards which may be forfeited for non-satisfaction of performance criteria, made to certain employees are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m). If any provision of this Plan or any Award Agreement does not comply with the requirements of Section 162(m) of the Code as then applicable to any such employee, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such employee.

        7.02. Term of Awards. The term of each Award shall be for such period as shall be determined by the Committee subject to the requirements of the Plan.

        7.03. Forms of Payment. Subject to the terms of the Plan and any applicable Award Agreement, (i) payments to be made by the Company or a Subsidiary with respect to Awards may be made in such forms as the Committee shall determine; and (ii) the timing, method, amount and nature of payments to be made by Participants with respect to Awards (including, if permitted by the Committee, by means of tendering Shares or Awards) shall be determined by the Committee.

        7.04. Termination of Employment. If the employment of a Participant terminates, all unexercised, deferred and unpaid Awards shall be cancelled immediately, unless the Award Agreement provides otherwise or unless the Committee shall provide otherwise in connection with such termination, including without limitation, in the case of termination pursuant to retirement, resignation, death or disability of a Participant.

        7.05. Minimum Holding Period. Unless otherwise provided by the Committee with respect to any Award, Awards payable, in whole or in part, in Shares must be held for at least six months (i) in the case of an Option, Stock Appreciation Right or Dividend Equivalent, from the date of grant to the date of disposition exercise; and (ii) in the case of other Awards, from the date of acquisition to the date of disposition.

        SECTION 8.  GENERAL RESTRICTIONS APPLICABLE TO AWARDS.

        8.01. Restrictions Under Rule 16b-3. It is the intent of the Company that this Plan comply (including but not limited to holding period and nontransferability limitations) in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan of any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

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        8.02  Limits on Transfer of Awards; Beneficiaries.  No Award may be
assigned or transferred by a Participant otherwise than by will or the laws of descent and distribution, or payable to or exercisable by anyone other than the Participant to whom it was granted, and no right or interest of a Participant in any Award may be pledged, encumbered or hypothecated to or in favor of any party, or shall be subject to any lien, obligation or liability of a Participant to any party; provided, however, that (i) a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution with respect to any Award, upon the death or disability of the Participant, (ii) the Committee may provide in any Award or the related Award Agreement that an Award (other than an Incentive Stock Option) may be assigned, transferred, exercisable by another person or pledged, encumbered or hypothecated, subject to the applicable requirements of the Code and provided that such provision or transfer would not cause the Plan not to be in compliance with the requirements of Rule 16b-3 and (iii) transfers of Awards may be made to the Company or a Subsidiary to the extent permitted under the terms of the Plan. A beneficiary, guardian, legal representative, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except to the extent the Plan and such Award Agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

        8.03 Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

        If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

        SECTION 9. CHANGE OF CONTROL. Notwithstanding any other provision of the Plan, the following acceleration provisions shall apply in the event of a "Change of Control" as defined in this Section:

        9.01. Acceleration. In the event of a Change of Control, unless otherwise provided in the related Award Agreement: (i) all Limited Stock Appreciation Rights shall become exercisable


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in full; (ii) all Options which have not been granted in tandem with Limited
Stock Appreciation Rights shall become exercisable in full; and (iii) all restrictions (other than restrictions imposed by law) and conditions of all Restricted Stock then outstanding shall be deemed satisfied subject to any holding period limitations.

        9.02 Change of Control. "Change of Control" means a change of control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item of any similar schedule or form) under the Exchange Act, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, such a Change of Control shall be deemed to have occurred if: (i) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the Common Stock of the Company then outstanding; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

        SECTION 10. ADJUSTMENT PROVISIONS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, make any adjustments it deems appropriate. In addition, the Committee is authorized to make such adjustments as it deems appropriate in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company of any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

        SECTION 11.  CHANGES TO THE PLAN AND AWARDS.

        11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except as is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such shareholder approval is



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for any reason advisable; provided, however, that (i) without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to such Participant; and (ii) the Plan may not be amended without the consent of the holders of a majority of the Shares then outstanding to (a) increase the aggregate number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 10), (b) decrease the Option Price, (c) materially modify the requirements as to eligibility for participation in the Plan, (d) withdraw administration of the Plan from the Committee or (e) extend the period during which Awards may be granted.

        11.02. Changes to Awards. The Committee may waive any conditions or rights under, or amend, alter, accelerate, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may impair the rights of such Participant under such Award.

        SECTION 12.  GENERAL PROVISIONS.

        12.01. No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

        12.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

        12.03. Dividends. The recipient of any Award may, if so determined by the Committee, be entitled to receive on a current or deferred basis, dividends or Dividend Equivalents, with respect to the number of Shares covered by the Award.

        12.04. Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

        12.05. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate the employee's employment at any time or increase or decrease the employee's compensation from the rate in existence at the time of granting of an Award.


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        12.06.  Unfunded Status of Awards.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in the Plan, any Award Agreement, or any Award shall give any such Participant any rights that are greater than those of an unsecured general creditor of the Company.

        12.07. Other Compensatory Arrangements. The Company or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

        12.08. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

        12.09. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, any action taken pursuant to the Plan and any Award Agreement shall be governed by the laws of the State of Missouri, without giving effect to principles of conflicts of laws, and applicable federal law.

        SECTION 13. The Plan, the granting and exercising of Awards thereunder and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete any stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule or regulation and may require any participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

        SECTION 14. EFFECTIVE DATE. The Plan shall become effective on April 25, 1995 provided that the Plan is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at a meeting of the Company's shareholders on that date. The Plan shall terminate ten years after its effective date, subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.



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